STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT is entered into as of June 30, 2016 (this “Agreement”) by EVENT CARDIO GROUP INC., a Nevada corporation (the “Buyer”), and RICHARD F. OWSIK (“Owsik”) and JOSEPH K. HASHIM (“Hashim”), the shareholders (each a “Shareholder,” collectively, the “Shareholders”) of AMBUMED, INC., a Maryland corporation t/a NATIONAL CARDIAC MONITORING CENTER (the “Company”) and CAPITAL CARDIAC, LLC ( “Capital Cardiac”).

RECITALS

The Shareholders are the record and beneficial owners of 100 shares of common stock of the Company (the “Shares”), which constitute one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company, and 100% of the membership interests in Capital Cardiac (the “Interests”), which constitute one hundred percent (100%) of the issued and outstanding membership interests in Capital Cardiac; and

The Buyer desires to purchase the Shares and the Interests from the Shareholders, and the Shareholders desire to sell the Shares and Interests to the Buyer, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

As used herein the following terms shall have the following meanings and shall include in the singular number the plural and in the plural number the singular unless the context otherwise requires (capitalized terms not defined in this Article 1 shall have the meanings ascribed to such terms elsewhere in this Agreement):

“Affiliate” means, as to a Person, any other Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person.

“Assets” means all of the assets of the Company including, without limitation, any and all assets reflected on Schedule 1 hereto or the Cutoff Date Balance Sheet.

“Business” means the cardiac monitoring and related diagnostic services business currently being conducted by the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any agreement, contract, obligation, promise, undertaking, indenture, mortgage, policy, arrangement, or instrument, including any amendment thereto, fixed or contingent, written or oral, expressed or implied, which cannot be terminated by the Company without cause on no more than 30 days’ notice and without liability to the Company in excess of $10,000.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Governmental Body” means any federal, state, local, municipal, foreign, or other government, or governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal).

“IRS” means the Internal Revenue Service.

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“Knowledge”. A Person will be deemed to have “Knowledge” of a particular fact or other matter if such Person is actually aware of such fact or other matter. “Knowledge” with respect to the Company shall mean the Knowledge of one or more of the Shareholders. “Knowledge” with respect to the Buyer shall mean the Knowledge of the Buyer’s President and Chief Executive Officer.

“Legal Requirement” means any applicable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including (without limitation) any liability for Taxes.

“Ordinary Course of Business” means the ordinary course of business of the Company consistent with past practice.

“Permits” shall mean any and all licenses, permits, orders or approvals of any federal, state, local or foreign governmental or regulatory body necessary for the operation of the Business by the Company as presently conducted.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity.

“Regulatory Approvals” shall mean all regulatory approvals, exemptions, lapses of waiting periods, written opinions or other actions by the federal, state and local governmental authorities necessary for the consummation of the transactions contemplated by this Agreement.

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialman’s and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (d) in the case of real property, rights of way, building use restrictions, variances and easements, provided the same do not in any material respect interfere with the Company’s operation of the Business and (e) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Tax Return” includes any material report, statement, form, return or other document or information required to be supplied to a federal, state, local or foreign taxing authority in connection with Taxes.

“Tax” or “Taxes” means any federal, state, local and foreign income or gross receipts tax, alternative or add-on minimum tax, sales and use tax, customs duty and any other tax, charge, fee, levy or other assessment including property, transfer, occupation, service, license, payroll, franchise, excise, withholding, ad valorem, severance, stamp, premium, windfall profit, employment, rent or other tax, governmental fee or like assessment or charge of any kind, together with any interest, fine or penalty thereon, addition to tax, additional amount, deficiency, assessment or governmental charge imposed by any federal, state, local or foreign taxing authority.

“Transaction Documents” means this Agreement, the Escrow Agreement, the Lease, the Employment Agreement and the Consulting Agreement.

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ARTICLE 2

SALE AND PURCHASE OF SHARES

Section 2.1. Purchase and Sale of Shares.

In exchange for the consideration specified herein, the Buyer hereby agrees to purchase from the Shareholders, and the Shareholders hereby agree to sell, assign, and deliver to the Buyer, at the Closing (defined in Section 3.1) all right, title and interest in and to the Shares and the Interests.

Section 2.2 Consideration.

The consideration payable by the Buyer for the Shares and Interests (the “Purchase Price”) shall be (i) one million two hundred thousand dollars ($1,200,000), of which six hundred thousand ($600,000) is payable in cash at Closing and six hundred thousand dollars ($600,000) is payable on the first anniversary of the Closing and (ii) two million (2,000,000) shares of the common stock of Buyer (the “Purchase Price Shares”). The Shareholders have requested that the Purchase Price be allocated between them as follows: At Closing, Buyer shall (x) pay Owsik, five hundred thousand dollars ($500,000) by wire transfer to such account as directed by Owsik, and issue to Owsik Buyer’s promissory note payable to Owsik in the principal amount of four hundred thousand dollars ($400,000) in the form of Exhibit A and one million (1,000,000) shares of Buyer’s common stock registered in such name or names as Owsik desires less two hundred fifty thousand (250,000) shares to be placed in escrow; and (y) Hashim, one hundred thousand dollars ($100,000) by wire transfer to such account as directed by Hashim, and issue to Hashim Buyer’s promissory note payable to Hashim in the principal amount of two hundred thousand dollars ($200,000) in the form annexed hereto as Exhibit A and one million (1,000,000) shares of Buyer’s common stock registered in such name or names as Hashim shall direct, less two hundred fifty thousand shares (250,000) shares to be placed in escrow. The parties acknowledge that, at Owsik’s sole and absolute discretion, the payment of the five hundred thousand dollars ($500,000) shall be to pay back any loans by Owsik to the Company.

If the average of the closing market price of the Buyer’s common stock on the OTC Markets or other principal trading market or quotation service upon which the common stock is then listed or quoted for the ten trading days immediately preceding August 1, 2017 (the “Market Price”) is less than $0.25 per share, the Company will pay to Owsik an amount equal to the product of (i) 1,000,000 and (ii) the excess of $0.25 over the Market Price. At the option of the Company, it may pay any deficiency by the delivery to Owsik of the number of its shares times the Market Price equal to the amount due.

As additional consideration, any and all automobiles of the Company shall be transferred to Owsik at Closing. Owsik shall be solely responsible for any and all transfer and title expenses relating to the transfer.

Section 2.3 Escrow.

At Closing, Buyer shall deposit in escrow with Eaton & Van Winkle LLP, as escrow agent, pursuant to the escrow agreement in the form annexed hereto as Exhibit B (the “Escrow Agreement”), one or more certificates evidencing 500,000 shares of the Buyer’s common stock (“Escrow Shares”) to secure the Shareholders’ indemnity obligation to Buyer pursuant to Section 9.2 of this Agreement, accompanied by stock powers executed in blank.

Section 2.4. Distributions Prior to the Closing.

Immediately prior to the Closing, the Company shall distribute to the Shareholders, in such proportion as the Shareholders shall determine, all cash and cash equivalents held by the Company. Buyer acknowledges that the Assets shall not include any cash or cash equivalents.

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ARTICLE 3

CLOSING

Section 3.1 Time and Place of Closing.

The closing for the sale and purchase of the Shares and Interests (the “Closing”) shall take place at 10:00 a.m., Eastern Time, at the offices of Eaton & Van Winkle LLP, 3 Park Avenue, 16th floor, New York, NY 10016, on July 15, 2016, or such other place or time or on such other date as the Buyer and the Shareholders may agree in writing (the “Closing Date”). At the Closing, the Shareholders shall deliver to Buyer certificates representing the Shares and Interests, duly endorsed in blank or accompanied by duly executed stock powers, and such other instruments of transfer reasonably requested by Buyer to vest in Buyer, title to the Shares and Interests, free and clear of any Lien or Liability, other than restrictions imposed by federal or applicable state securities laws.

The Shareholders also shall deliver or cause to be delivered to Buyer duly executed copies of the documents set forth in Section 7.1.

(b) Buyer shall deliver to:

(i) Owsik

(A) five hundred thousand dollars ($500,000) by wire transfer of funds to an account designated by Owsik;

(B) Buyer’s promissory note payable to Owsik in the principal amount of four hundred thousand dollars ($400,000) in the form annexed hereto Exhibit A; and

(C) seven hundred fifty thousand (750,000) shares of Buyer’s common stock registered in such name or names as Owsik shall direct.

(ii) Hashim

(A) one hundred thousand dollars ($100,000) by wire transfer of funds to an account designated by Hashim;

(B) Buyer’s promissory note payable to Hashim in the principal amount of two hundred thousand dollars ($200,000) in the form annexed hereto as Exhibit A; and

(C) seven hundred fifty thousand (750,000) shares of Buyer’s common stock registered in such name or names as Hashim shall direct.

(iii) the Escrow Agent, the Escrow Shares.

The Buyer also shall deliver or cause to be delivered to the Shareholders duly executed copies of the documents set forth in Section 7.2.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

As an inducement to Buyer to enter into this Agreement and perform its obligations hereunder, the Shareholders hereby represent and warrant to the Buyer as of the date hereof or if an earlier date as specified in such representation and warranty, as of such earlier date (the representations and warranties of the Shareholders shall be joint and several except as to the representations and warranties contained in sections 4.3, 4.6 and 4.7, which shall be individual):

Section 4.1. Organization, Good Standing, Power

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has the corporate power and authority to own, lease and operate its assets and to carry on the Business as now being conducted. The Company is authorized or licensed to do business as a foreign corporation and is in good standing in each of the jurisdictions set forth on Schedule 4.1. The minute books, stock ledgers and stock transfer records of the Company will be furnished to the Buyer for review.

Capital Cardiac is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland. Capital Cardiac has not conducted, and is not currently conducting, any business operations, and has no liabilities, other than those incurred in connection with its organization.

Section 4.2. Certificate of Incorporation and By-Laws.

Correct and complete copies of the Certificate of Incorporation (the “Certificate of Incorporation”) and By-laws (the “By-laws”) of the Company, in each case as amended to date, and the Articles of Organization and Limited Liability Company Agreement (the “Operating Agreement”) of Capital Cardiac, in each case as amended to date, have been delivered to the Buyer.

Section 4.3. Shares.

Each of the Shareholders has good, valid and marketable title to the number of Shares and Interests set forth opposite his name on Schedule 4.3 hereto. As of Closing, such Shares and Interests shall be held free and clear of any covenant, condition, restriction, voting arrangement, charge, Security Interest, option or adverse claim, other than restrictions on transfer under federal and applicable state securities laws, and in the case of the Interests, restrictions on transfer set forth in the Operating Agreement . Upon delivery of certificates representing the Shares and Interests and payment of the Purchase Price, the Buyer will acquire good and marketable title to the Shares and Interests, free and clear of any Security Interest, restrictions or claims. Owsik and Hashim have previously entered into a shareholder’s agreement that shall terminate, by virtue of this provision, at Closing. Additionally, Hashim’s shares of stock are subject to a lien in favor of Owsik, which lien shall be released at Closing.

Section 4.4. Capital Stock.

(a) The Company has outstanding 100 shares of common stock all of which are duly authorized, validly issued, fully paid, non-assessable, and were issued in compliance with all federal and applicable state securities laws. Capital Cardiac has not issued any membership interests to any Person other than the Shareholders.

(b) There are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character providing for or requiring the sale, purchase or issuance of the Shares, Interests or of any other shares of capital stock or securities of the Company or Capital Cardiac.

Section 4.5. Subsidiaries, Divisions and Affiliates.

Neither the Company nor Capital Cardiac owns or has any rights to any equity interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity.

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Section 4.6. Authorization.

Each Shareholder possesses the legal right and capacity to execute, deliver and perform this Agreement, without obtaining any approval, authorization, consent or waiver or giving any notice. The Shareholders have taken all shareholder action required by applicable law, the Company’s Certificate of Incorporation, By-laws or otherwise to be taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement and all other Transaction Documents to which a Shareholder is a party have been, or will be, duly executed and delivered by the Shareholders and constitute the legal, valid and binding obligations of each Shareholder which is a party thereto, enforceable against such Shareholder in accordance with their respective terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or similar laws affecting or relating to the enforcement of creditors’ rights generally, and by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 4.7. Effect of Agreement.

Except as set forth in Schedule 4.7, the execution, delivery and performance of this Agreement by the Shareholders and the sale of the Shares and Interests contemplated hereby will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which the Company, Capital Cardiac, a Shareholder or the Business is subject; (b) violate any judgment, order, writ or decree of any court applicable to the Company, Capital Cardiac, a Shareholder or the Business; (c) result in the breach of or conflict with any term, covenant, condition or provision of, or constitute a default under, or result in the creation or imposition of any Security Interest upon any of the Assets or Shares pursuant to the Certificate of Incorporation or the By-laws of the Company, or upon any of the Interests pursuant to the Articles of Organization or Operating Agreement of Capital Cardiac , or any commitment, contract or other agreement or instrument, including any of the Contracts, to which the Company is a party or by which any of the Assets or Shares are bound or (iv) result or give rise to grounds for the termination of any Permit necessary to the continued operation of the Business in the ordinary course.

Section 4.8. Governmental and Other Consents.

Except as set forth on Schedule 4.8, (i) no notice to, consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Shareholders of this Agreement or any other Transaction Documents to which a Shareholder is a party, or the taking of any action herein contemplated; and (ii) no notice to, consent, authorization or approval of, any Person under any agreement, arrangement or commitment of any nature to which a Shareholder is party to, or by which the Shares, Interests or Assets are bound by or subject to, or from which the Company receives or is entitled to receive a benefit, is required in connection with the execution, delivery and performance by the Shareholders of this Agreement or any other Transaction Documents to which a Shareholder is a party, or the taking of any action herein contemplated. The sale of the Shares as contemplated hereby will not result in the lapse, termination or forfeiture of any Permit, license, customer certification or approval required to be maintained by the Company in order for it to continue its business in the ordinary course. Upon consummation of the transactions contemplated hereby, the Company will be able to continue to operate the Business as presently conducted.

Section 4.9. Financial Statements.

Copies of a balance sheet of the Company as of the year ended December 31, 2015 (“FY 15;” the “2015 Balance Sheet”) and of income statements on a cash basis for the years ended December 31, 2012 through 2015 (the “Annual Income Statements”), and a balance sheet and income statement as of, and for the five months ended May 31, 2016 (the “Interim Financials,” collectively with the Balance Sheet and the Annual Financial Statements, the “Financial Statements”), have been delivered to the Buyer and have been prepared from the books and records of the Company on a consistent basis. Upon the Company’s accountant’s review, the Financial Statements were revised and a copy of such revised Financial Statements were provided. May 31, 2016 is referred to herein as the “Cutoff Date.” The Financial Statements have been prepared in accordance with principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto and except that Financial Statements do not contain any of the footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of the Interim Statements, to normal, immaterial, year-end adjustments.

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Section 4.10. No Undisclosed Liabilities.

Except as set forth in Schedule 4.10, the Company has no Liabilities of the nature required to be disclosed in the liabilities column of a balance sheet prepared in accordance with generally accepted accounting principles (whether known and whether absolute, accrued, contingent or otherwise), other than those Liabilities that are reflected or reserved against in the Cutoff Date Balance Sheet contained in the Financial Statements, Liabilities disclosed in this Agreement or in the accompanying Schedules, and Liabilities incurred in the Ordinary Course of Business since the Cutoff Date.

Section 4.11. Absence of Certain Changes or Events.

Since the Cutoff Date, the Company has used commercially reasonable efforts to preserve the business organization of the Company intact, to keep available to the Company the services of all current officers and employees of the Company necessary to the continued operation of the Business and to preserve the goodwill of the suppliers, customers, employees and others having business relations with the Company as of such date and has operated the business substantially in the ordinary course. In particular, except for such dividends and other distributions since the Cutoff Date as have been disclosed to the Buyer, the Company has managed its cash, ordered supplies and materials, collected its receivables and paid its payables on a basis consistent with its historical practices. Buyer acknowledges that the Company made a distribution to each of Hashim and Owsik in the amount of $20,000 each (with Hashim’s being made prior to the Cutoff Date and Owsik’s being made after the Cutoff Date).

Section 4.12. Title to Assets; Absence of Liens and Encumbrances.

The Company has good and marketable title to, and owns outright, the Assets, free and clear of all Security Interests, other than those disclosed in the Financial Statements and those set forth in Schedule 4.12 (the “Permitted Encumbrances”). The leases and other agreements or instruments under which the Company holds, leases or is entitled to the use of any real or personal property are in full force and effect and are set forth in Schedule 4.12. The Company enjoys peaceable and undisturbed possession under all such leases. All Assets are in material conformance with applicable zoning and other laws, ordinances, rules and regulations; and no notice of violation of any law, ordinance, rule or regulation thereunder has been received by the Company or the Shareholders. The Assets owned or leased by the Company are adequate for the conduct of the Business in the ordinary course.

The Company owns no real property. Schedule 4.12 sets forth the address of the premises occupied by the Company (the “Premises”). The Company has no obligation or liability to the landlord under any prior lease or occupancy agreement and upon consummation of the transaction contemplated hereby will have no liability to the landlord arising prior to the Closing. Except as set forth in Schedule 4.12, the Premises and material items of machinery, equipment and other material tangible assets used by the Company in the conduct of the Business are in reasonably good operating condition and repair, ordinary wear and tear excepted, are usable in the Ordinary Course of Business and are adequate and suitable for the uses to which they are being put.

Section 4.13. Equipment.

Set forth on Schedule 4.13 is a correct and complete list and description of all items of equipment used in the Business having a fair market value of $2,000 or more (collectively, the “Equipment”).

Section 4.14. Insurance.

To the Company’s Knowledge, there are no outstanding or unsatisfied written requirements imposed or made by any of the Company’s current insurance companies with respect to current policies covering any of the Assets, or by any governmental authority requiring or recommending, with respect to any of the Assets, that any repairs or other work be done on or with respect to, or requiring or recommending any equipment or facilities be installed on or in connection with, any of the Assets. On Schedule 4.14 is set forth a correct and complete list of (a) all currently effective insurance policies and bonds covering the Assets or the Business. There are no pending or, to the Company’s Knowledge, threatened terminations or premium increases with respect to any of the policies or bonds on Schedule 4.14 other than premium increases in the Ordinary Course of Business, and, to the Company’s Knowledge, there is no condition or circumstance applicable to the Business, which could reasonably be expected to result in such termination or increase other than premium increases in the Ordinary Course of Business. The Company is in compliance with all material conditions contained in such policies or bonds, except for noncompliance which, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on the Business.

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Section 4.15. Agreements, Arrangements

(a) Except for open orders on the part of the Company to buy equipment or to supply equipment or services to customers in the Ordinary Course of Business and as set forth on Schedule 4.15, the Company is not a party to any:

(i) lease agreement (whether as lessor or lessee) where the annual obligation of the Company exceeds $10,000;

(ii) license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, or copyrights (or applications therefore), unpatented designs or processes, formulae, know-how or technical assistance, or other proprietary rights, other than agreements relating to off-the-shelf software used in the conduct of the Business;

(iii) agreement granting any person a Security Interest on any of the Assets, including, without limitation, any factoring or agreement for the assignment of receivables or inventory;

(iv) agreement which may not be terminated by the Company on no more than thirty (30) days’ notice without liability to the Company in excess of $10,000:

(v) non-competition, secrecy or confidentiality agreements, or another agreement restricting the Company from doing business anywhere in the world;

(vi) agreement with any distributor, dealer, leasing company, sales agent or representative;

(vii) agreement guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another Person;

(vii) advertising, publication or printing agreement; and

(ix) agreement giving any party the right to renegotiate or require a reduction in prices to be paid or the repayment of any amount previously paid, to the Company.

Correct and complete copies of all items required to be shown on Schedule 4.15 and of all Contracts have been delivered or made available to Buyer prior to the date hereof.

(c) Each of the Contracts is valid, in full force and effect and enforceable in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or similar laws affecting or relating to the enforcement of creditors’ rights generally, and by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) Except as set forth on Schedule 4.15, the Company has materially fulfilled, or has taken all action reasonably necessary to enable it to fulfill when due, all of its respective material obligations under the Contracts. Furthermore, to the Company’s Knowledge, there has not occurred any default or any event which with the lapse of time or the election of any person other than the Company or the Shareholders, will become a default under any of the Contracts, except for such defaults, if any, which have been indicated on Schedule 4.15.

Section 4.16. Patents, Trademarks, Copyrights.

Schedule 4.16 sets forth (i) the registered and beneficial owner and the expiration date, to the extent applicable, for each patent or trademark (“Right”) owned or used by the Company and (ii) the product, service, or products or services of the Company which make use of, or are sold, licensed or made under, each such Right. All of the Rights are included in the Assets. Except as set forth on Schedule 4.16, neither any of the Shareholders nor the Company has sold, assigned, transferred, licensed, sub-licensed or conveyed the Rights, or any of them, or any interest in the Rights, or any of them, to any Person, and the Company has the entire right or right, title and interest (free and clear of all Security Interests) in and to the Rights owned or used by the Company to conduct the Business. To the Company’s Knowledge, neither the validity of the Rights, nor the use thereof by the Company, is the subject of any pending or threatened opposition, interference, cancellation, nullification, conflict, concurrent use, litigation or other proceeding. To the Company’s Knowledge, the conduct of the Business as currently operated, and the use of the Assets does not conflict with, or infringe upon, any legally enforceable rights of third parties.

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Section 4.17. Permits.

Set forth on Schedule 4.17 is a complete list of all Permits issued to the Company (the “Company Permits”). The Permits set forth in Schedule 4.17 are all Permits required to permit the Company to carry on the Business as currently conducted.

Section 4.18. Compliance with Applicable Laws.

The conduct by the Company of the Business does not violate or infringe any law, statute, ordinance, regulation or executive order currently in effect and applicable to the Company, except in each case for violations or infringements which could not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Business. The Company is not in default under, and to the Company’s Knowledge there is no reasonable basis for any claim of violation of or default under any Company Permit, any governmental or administrative order or demand directed to it, or with respect to any order, writ, injunction or decree of any court applicable to it.

Section 4.19. Litigation.

Except as set forth on Schedule 4.19, there is no claim, action, suit, proceeding, arbitration, reparation, investigation or hearing pending against the Company or which could prevent the consummation of the transaction contemplated hereby, before any court or governmental, administrative or other competent authority or private arbitration tribunal, nor (i) to the Knowledge of the Shareholders, is any such claim threatened and (ii) are there any facts known to the Shareholders which could reasonably be expected to give rise to claim, action, suit, proceeding, arbitration, investigation or hearing, which could result in a material adverse effect on the Business, or prevent the consummation of the transactions contemplated by this Agreement. There is no continuing order, injunction or decree of any court, arbitrator or governmental, administrative or other competent authority to which the Company is a party, or to which the Assets or Business is subject. Neither the Company nor any current officer, director, or employee of the Company has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or other body from engaging in or continuing any conduct or practice in connection with the Business.

Section 4.20. Customers, Suppliers, Distributors and Agents.

Schedule 4.20 sets forth (a) the five largest (in dollar value) purchasers of goods and/or services from the Company and (b) the five largest (in dollar value) providers of goods and/or services to the Company during the fiscal year ended December 31, 2015.

The Company does not have any long-term Contracts with its customers. All work performed by the Company for its customers is pursuant to short-term purchase orders.

The Company has not received any notice (formal or informal, oral or written) from any customer identified on Schedule 4.20 of an intention to substantially reduce or terminate its relationship with the Company.

Section 4.21. Employee Benefit Plans.

(a) No other corporation or other entity would now or in the past constitute a single employer with the Company within the meaning of Section 414 of the Code.

(b) Schedule 4.21(b) contains a true and complete list of all of the following agreements or plans, if any, which are presently in effect or which were in effect since January 1, 2014 and which cover or covered current or former employees, directors and/or other service providers of any member of the Company Group (collectively “Participants”):

(i) Any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any trust or other funding agency created thereunder, or under which any member of the Company Group, with respect to employees, has any outstanding, present, or future obligation or liability, or under which any employee or former employee has any present or future right to benefits which are covered by ERISA; or

(ii) Any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, split dollar or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which the Company maintains or to which the Company has any outstanding, present or future obligations to contribute or make payments under, whether voluntary, contingent or otherwise.

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The plans, programs, policies, or arrangements described in subparagraph (a) or (b) above are hereinafter collectively referred to as the “Company Plans.” There will be delivered to the Buyer true and complete copies, if any, of all written plan documents and contracts evidencing the Company Plans, as they may have been amended to the date hereof, together with (A) all documents, including without limitation, Forms 5500, relating to any Company Plans required to have been filed prior to the date hereof with governmental authorities for each of the three most recently completed plan years; (B) attorney’s response to an auditor’s request for information for each of the three most recently completed plan years; and (C) financial statements and actuarial reports, if any, for each Company Plan for the three most recently completed plan years.

(c) Except as to those plans identified on Schedule 4.21(c) as tax-qualified Company Plans (the “Company Qualified Plans”), the Company does not maintain or since January 1, 2013, has maintained a Company Plan which meets or was intended to meet the requirements of Section 401(a) of the Code. The IRS has issued favorable determination letters to the effect that each Company Qualified Plan qualifies under Section 401(a) of the Code and that any related trust is exempt from taxation under Section 501(a) of the Code, and such determination letters remain in effect and have not been revoked. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each Company Qualified Plan, if any, will be delivered to the Buyer. No Company Qualified Plan has been amended since the issuance of the most recent determination letter for such Company Qualified Plan. The Company Qualified Plans currently materially comply in form with the requirements under Section 401(a) of the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required. To the Company’s Knowledge, no issue concerning qualification of the Company Qualified Plans is pending before or is threatened by the IRS. The Company Qualified Plans have been materially administered according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case the Company Qualified Plans have been materially administered in accordance with the provisions of those statutes, regulations and rulings) and materially in accordance with the requirements of IRC Section 401(a).Neither the Company nor any fiduciary of any Company Qualified Plan has done anything that would adversely affect the qualified status of the Company Qualified Plans or the related trusts. Any Company Qualified Plan which is required to satisfy Section 401(k)(3) and 401(m)(2) of the Code has been tested for compliance with, and has satisfied the requirements of, Sections 401(k)(3) and 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

(d) The Company is in material compliance with the requirements prescribed by any and all statutes, orders, governmental rules and regulations applicable to the Company Plans and all reports and disclosures relating to the Company Plans required to be filed with or furnished to any Governmental Body, participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable Legal Requirements.

(e) No termination or partial termination of any Company Qualified Plan has occurred nor has a notice of intent to terminate any Company Qualified Plan been issued by the Company.

(f) The Company does not maintains and has not maintained an “employee benefit pension plan” within the meaning of ERISA Section 3(2) that is or was subject to Title IV of ERISA.

(g) Any Company Plan can be terminated on or prior to the Closing Date without liability to the Company or the Buyer, including without limitation, any additional contributions, penalties, premiums, fees or any other charges as a result of the termination, except to the extent of funds set aside for such purpose or reflected as reserved for such purpose on the Cut Off date balance sheet.

(h) The Company has made full and timely payment of, or has accrued, pending full and timely payment, all amounts which are required under the terms of each of the Company Plans and in accordance with applicable Legal Requirements and Contracts to be paid as a contribution to each Company Plan. The Cut Off Date balance sheet accurately reflects all obligations for accrued benefits under any non-qualified deferred compensation or supplemental retirement plans.

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(i) The Company does not have any past, present or future obligation or liability to contribute to and has not contributed to any multiemployer plan as defined in ERISA Section 3(37).

(j) Neither the Company nor any other “disqualified person” or “party in interest” (as defined in Section 4975 of the Code and ERISA Section 3(14), respectively) with respect to the Company Plans, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or ERISA Section 406). The Company and all “fiduciaries” (as defined in ERISA Section 3(21)) with respect to the Company Plans, have materially complied with the requirements of ERISA Section 404.

(k) The Company has materially complied with the continuation coverage requirements of Section 4980B of the Code, Section K, Chapter 100 of the Code and ERISA Sections 601 through 608 (“COBRA”), and with the portability, access and renewability provisions of ERISA Sections 701 through 712.

(l) The Company has not made and is not obligated to make any nondeductible contributions to any Company Plan.

(m) Other than routine claims for benefits, to the Company’s Knowledge, there are no actions, audits, investigations, suits or claims pending, or threatened against any Company Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Company Plan or against the assets of any Company Plan.

(n) The consummation of the transaction contemplated hereby will not accelerate or increase by more than 5% any liability under any Company Plan because of an acceleration or increase of any of the rights or benefits to which Participants may be entitled thereunder.

(o) Other than health continuation coverage required by COBRA, the Company has no obligation to any retired or former employee, director or other service provider or any current employee, director or other service provider of the Company upon retirement or termination of employment.

(p) Except as otherwise disclosed, since January 1, 2016,the Company has not (i) increased the rate of compensation payable or to become payable to any of the employees of the Company, other than in the Ordinary Course of Business and consistent with past practice; (ii) made any commitment and has not incurred any liability to any labor union; (iii) paid or agreed to pay any bonuses or severance pay; (iv) increased any benefits or rights under any Company Plan; or (v) adopted any new plan, program, policy or arrangement, which if it existed as of the Closing Date, would constitute a Company Plan.

Section 4.22. Powers of Attorney.

No person has any power of attorney to act on behalf of the Company.

Section 4.23. Labor Matters.

(a) The Company is not a party to any contract or collective bargaining agreement with any labor organization. To the Company’s Knowledge, no organizing effort is pending regarding the employees of the Company, and no such effort has been undertaken within the preceding three years.

(b) All reasonably anticipated material obligations of the Company, whether arising by operation of law, contract, past custom or otherwise, for unemployment compensation benefits, pension benefits, salaries, wages, bonuses and other forms of compensation payable to the officers, directors and other employees and independent contractors of the Company have been paid or adequately reserved for.

(c) There is no basis for any claim, grievance, arbitration, negotiation, suit, action or charge of or by the employees of the Company which could be reasonably anticipated to result in a liability on the part of the Company and no such charge or complaint is pending against the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other federal, state or local agency with jurisdiction over employment matters.

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(d) The Company has withheld and paid to the appropriate governmental authorities or is withholding for payment not yet due to such authorities all amounts required to be withheld from the employees of the Company. The Company is not liable for any arrears of such amounts or penalties thereon for failure to comply with any of the foregoing. The Company is in compliance in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other amounts as required by appropriate governmental authorities.

Section 4.24. Personnel.

(a) The Company has made available to Buyer a list, as of the date hereof, of the following information for each full-time, part-time or temporary employee, officer, director or consultant of the Company, including each employee on leave of absence or layoff status: name; job title; current employment status; current compensation; severance or other compensation to be paid as a result of termination of employment or upon a change of control; and the basis for determining any bonuses, commissions or similar payments. The total aggregate obligation for severance and any other compensation that would be due as the result of a change of control or termination of all employment or consulting agreements (whether written or oral) relating to the Company employees, officers, directors, consultants and independent contractors does not exceed $10,000.

(b) To the Company’s Knowledge, no employee or director of the Company is a party to, or is otherwise bound by, any Contract or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee or director, or (ii) the ability to conduct the Business. To the Company’s Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment.

(c) Schedule 4.24(c) contains a complete and accurate list of all retired employees or directors of the Company receiving benefits or scheduled to receive benefits in the future from the Company.

Section 4.25. Environmental Matters.

Except as set forth on Schedule 4.25, (i) the Company is in compliance with all applicable environmental laws; (ii) the Company has not transported, stored and disposed of any hazardous materials upon real property owned or leased by it in contravention of applicable environmental laws; (iii) there has not occurred, nor is there presently occurring, a release of any hazardous materials by the Company on, into or beneath the surface of any parcel of real property in which the Company has an ownership interest or any leasehold interest except in compliance with applicable laws; (iv) the Company has not transported or disposed of, or allowed or arranged for any third parties to transport or dispose of, any hazardous material to or at a site which, pursuant to CERCLA, has been placed on the National Priorities List; (v) the Company has not received written notice that the Company is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under RCRA; and (vi) the Company has not undertaken (or been requested to undertake) any response or remedial actions at the request of any federal, state or local governmental entity in each of the foregoing cases of causes (i) through (vi).

Section 4.26. Tax Matters.

(a) The Company has filed all Tax Returns that it was required to file or has obtained valid extensions of time to file such Tax Returns. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company have been paid or adequately reserved for. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return that has not already been timely filed (with due regard to such extension). No written claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax (except for Taxes not yet due and owing).

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(b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c) There is no pending or threatened claim by any authority for additional Taxes for any period for which Tax Returns have been filed. There have been delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed, assessed against or agreed to by the Company since December 31, 2013.

(d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return or (ii) does not have any Liability for the Taxes of any Person (other than the Company) under Treas. Reg. Section 1-1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, or by contract.

(f) The Company has maintained its status as a “small business corporation” within the meaning of ss. 1361(b) of the Code and any comparable provisions of state or local law at all times since January 1, 2008. The validity of the election of “S Corporation” status has not been challenged by the Internal Revenue Service nor, to the Company’s Knowledge, is there any basis for such a challenge. The Company has not been taxed other than as a “small business corporation” since January 1, 2010.

(g) The Company has not agreed to, and is not required to include in its income, any adjustment pursuant to ss. 481(c) of the Code (or comparable provisions of any state or local law) by reason of a change in accounting method or otherwise.

(h) The unpaid Taxes of the Company (i) did not, as of the Cutoff Date, exceed the reserve for Tax Liability (including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet dated April 30, 2014 (including any notes thereto), contained in the Financial Statements and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

Section 4.27. Recent Dividends and Other Distributions.

Except as disclosed to the Buyer, and except for salaries paid in the Ordinary Course of Business, there has been no dividend or other distribution of assets or securities or payment, whether consisting of money, property or any other thing of value, declared, issued or paid to or for the benefit of the Shareholders by the Company since April 30, 2016.

Section 4.28. Inventory.

The inventory of the Company as of the date hereof is consistent with the inventories maintained by the Company in the Ordinary Course of Business. Current inventory levels are not in excess of the normal operating requirements of the Company in the Ordinary Course of Business. Except as set forth in Schedule 4.28, all of the inventory reflected on the balance sheets contained in the Financial Statements is of a quantity and quality maintained in the Ordinary Course of Business at regular prices or usable in the Ordinary Course of Business.

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Section 4.29. Purchase and Sale Obligations.

All purchases, sales and orders and all other commitments for purchases, sales and orders made by or on behalf of the Company since the Cutoff Date have been made in the Ordinary Course of its Business.

Section 4.30. Accounts Receivable and Accounts Payable.

A true and correct aged (30-60-90 days) list of all accounts receivable and accounts payable of the Company as of the end of the calendar month preceding the date hereof has been furnished to the Buyer. All of the accounts receivable of the Company are actual and bona fide accounts receivable representing obligations for the total dollar amount thereof showing on the books of the Company and the accounts receivable are not and the accounts receivable as of the Closing Date will not be subject to any recoupments, set-offs or counter-claims, other than set-offs from the purchase of inventory by the Company and returns, in each case in the Ordinary Course of Business. Except as otherwise reflected or reserved for in the Financial Statements such accounts receivable are collectible in the Ordinary Course of Business.

Section 4.31. Brokers and Finders.

Neither the Shareholders nor the Company, nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement. The Shareholders agree to indemnify, defend and hold Buyer harmless from any liability, loss, cost, claim and/or demand that any other broker or finder may have in connection with this transaction as a result of actions taken by the Company or the Shareholders.

Section 4.32. Insider Interests.

Except as set forth in Schedule 4.32, no Shareholder, officer or director of the Company is a party to any transaction with the Company including, without limitation, by being a party to any contract, agreement or arrangement (i) providing for the furnishing of services, (ii) providing for rental of real or personal property, or (iii) otherwise requiring payments to any such Shareholder, officer or director or to any trust, corporation or entity to which such person has any interest.

Section 4.33 Accredited Investor Status.

Each of the Shareholders is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act by virtue of the annual income or net worth tests for individuals set forth therein.

Section 4.34 Reliance on Exemptions.

Each of the Shareholders understands that the Purchased Price Shares are being offered and sold to him as part of the consideration for the acquisition of the Shares of the Company in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Buyer is relying in part upon the truth and accuracy of, and the Shareholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Shareholder to acquire the Purchase Price Shares. Further, each Shareholder understands that there shall be affixed to the certificate representing the shares of the Company to be acquired by him a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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Section 4.35. Disclosure on Schedules.

Items that are disclosed on any Schedule in such a way as to make their relevance to the information called for by another Schedule readily apparent shall be deemed disclosed on such other Schedule.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE BUYER

As an inducement to Shareholders to enter into this Agreement and to perform their obligations hereunder, the Buyer hereby represents and warrants to the Shareholders as of the date hereof and as of the Closing Date:

Section 5.1. Organization and Good Standing; Power and Authority.

The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Buyer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

Section 5.2. Corporate Authorization.

The Buyer has full corporate power and authority and has taken all actions necessary to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all other Transaction Documents to which the Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement and the other Transaction Documents to which the Buyer is a party have been, or will be, duly executed and delivered by the Buyer and constitute (or when executed will constitute) the valid, legal and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or similar laws affecting or relating to the enforcement of creditors’ rights generally, and by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 5.3. Conflicts; Defaults.

The execution and delivery of this Agreement and the other agreements and instruments executed or to be executed in connection herewith by the Buyer do not, and the performance by the Buyer of its obligations hereunder and thereunder and the consummation by the Buyer of the transactions contemplated hereby or thereby, will not: (i) violate, conflict with, or constitute a breach or default under any of the terms of its articles of incorporation or bylaws; (ii) require any authorization, approval, consent, registration, declaration or filing with, from or to any governmental authority or other Person; (iii) violate any law, statute, judgment, decree, injunction, order, writ, rule or regulation applicable to the Buyer; or (iv) conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to terminate, cancel or accelerate any obligation under, any contract, agreement, note, bond, guarantee, deed of trust, loan agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which the Buyer is a party or by which such party is bound and which would affect the consummation of the transactions contemplated hereby. There is no pending or, to the Knowledge of the Buyer threatened action, suit, claim, proceeding, inquiry or investigation before or by any governmental authorities, involving or that could reasonably be expected to restrain or prevent the consummation of the transactions contemplated by this Agreement.

Section 5.4. Brokers, Finders and Agents.

Neither the Buyer, nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement and the Buyer agrees to indemnify, defend and hold the Shareholders harmless from any liability, loss, cost, claim and/or demand that any broker or finder may have in connection with this transaction as a result of actions taken by the Buyer, or any of its officers, directors or employees.

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Section 5.5. SEC Reports; Financial Statements.

The Buyer has filed all required forms, reports and documents with the Securities and Exchange Commission (the “SEC”) for the periods on or after August 31, 2014 (such filings, and any other filings made by the Company pursuant to the Securities Act (as defined below) are hereinafter referred to as the “SEC Reports”, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act), as the case may be, each as in effect on the dates such forms, reports and documents were filed. None of such SEC Reports contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The consolidated financial statements of Buyer included in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), and fairly and accurately present, in all material respects, the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended, except, in the case of unaudited interim financial statements, for normal year-end audit adjustments and the fact that certain information and notes have been condensed or omitted in accordance with the applicable rules of the SEC. Buyer has no material liabilities whether accrued or contingent, except as disclosed in the SEC Reports or which have arisen in the ordinary course of the Buyer’s business since the date of the latest of such reports, neither of which will cause a Material Adverse Change.

Section 5.6. Absence of Changes.

Except as set forth on Schedule 5.6 or reflected in the SEC Reports, since February 29, 2016 there has not been: (i) any events, changes or effects with respect to Buyer or its subsidiaries that are outside the ordinary course of business other than sales of its capital stock and its tentative agreement to acquire Contex Engineering; (ii) any material change by Buyer in its accounting policies, practices, or methods; (iii) any amendment to the articles of incorporation or bylaws or other organizational documents of Buyer or its subsidiaries; (iv) any sale or transfer of any material portion of its assets or of any material asset, except in the ordinary course of business; (v) pledge of any of its assets or otherwise permitted any of its assets to become subject to any Security Interest, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices; (vi) any commencement or settlement of material legal proceedings; or (vii) any action taken by any public body or entity which affects, in any material respect, the business of Buyer.

Section 5.7 No Consents Required.

Except as set forth on Schedule 5.7, no notice to, consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Buyer of this Agreement or any other Transaction Documents to which the Buyer is a party, or the taking of any action herein contemplated. Except as set forth on Schedule 5.7, no notice to, consent, authorization or approval of any Person under any agreement, arrangement or commitment of any nature which the Buyer is party to or which the assets of Buyer are bound by or subject to, or from which the Buyer receives or is entitled to receive a benefit, is required in connection with the execution, delivery and performance by the Buyer of this Agreement or any other Transaction Documents to which the Buyer is a party, or the taking of any action by Buyer herein contemplated.

Section 5.8 The Purchase Price Shares.

The Purchase Price Shares shall be validly issued as of the Closing Date, free and clear of any covenant, condition, restriction, voting arrangement, charge, Security Interest, option or adverse claim, other than restrictions on transfer under federal and applicable state securities laws. Upon delivery of certificates representing the Purchase Price Shares, the Shareholders will acquire good and marketable title to the Purchase Price Shares, free and clear of any Security Interest, restrictions or claims, other than restrictions on transfer under federal and applicable state securities laws.

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ARTICLE 6

CERTAIN COVENANTS OF THE

SHAREHOLDERS AND THE BUYER

Section 6.1. Non-Competition

For a period of five (5) years following the Closing Date (a) neither of the Shareholders, whether individually, as a director, manager, member, stockholder, partner, owner, employee, consultant or agent of any business, or in any other capacity, shall engage, directly or indirectly through any other person, in any business, enterprise or employment which competes with the business of the Company as conducted as of the date hereof, (b) neither of the Shareholders shall, directly or indirectly, for himself, or on behalf of or in conjunction with any other person, solicit or attempt to solicit the business or patronage of, or interfere with the business relationship of the Company, the Buyer or any of its subsidiaries with any customer of the Company, and (c) neither of the Shareholders shall directly or indirectly cause any other person to employ, solicit, disturb, entice away, or in any other manner persuade any employee of the Company, the Buyer or any of its subsidiaries to discontinue or alter his or her relationship with the Company, the Buyer and its subsidiaries.

Each of the Shareholders acknowledges and agrees that the business of the Company is of a national nature and that any geographic limitation on the foregoing covenant would be ineffective to adequately protect the interests of the Company. Each of the Shareholders further acknowledges and agrees that the foregoing covenant is an integral part of this Agreement, and is fair and reasonable in light of all of the facts and circumstances of the relationship between the Shareholders, the Company and the Buyer. In the event any court of competent jurisdiction determines that, notwithstanding the foregoing acknowledgments, the scope of the restricted activities of the foregoing covenant is excessive or not enforceable, or that the foregoing covenant is not enforceable unless it is subject to a geographic limitation, this Agreement shall be deemed amended to reflect the maximum restrictions on activities and geographic scope allowable pursuant to such court’s determination.

Section 6.2 Further Assurances.

Shareholders and Buyer covenant and agree to deliver and acknowledge (or cause to be executed, delivered and acknowledged), from time to time, at the request of any other party and without further consideration, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to carry out the provisions and intent of this Agreement. Further, each Shareholder agrees to cooperate with the company and the Buyer in connection with the Company’s efforts to audit its financial statements so as to enable the Buyer to comply with the applicable filing requirements under the Securities Act.

ARTICLE 7

CONDITIONS TO CLOSING

Section 7.1 Conditions to Obligation of Buyer. The obligation of Buyer to purchase the Shares and Interests from the Shareholders is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent:

(a) Representations and Warranties. The representations and warranties of the Shareholders in Article 4 of this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties speak as of an earlier date).

(b) Agreements. The Shareholders and the Company shall have performed and complied in all material respects with all of their respective undertakings, covenants, conditions and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

(c) No Material Adverse Change. There shall not have occurred any fact, change, condition or occurrence which had, or which is reasonably likely to cause, a material adverse effect on the business, results of operations, properties, assets, condition (financial or otherwise) or prospects of the Company.

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(d) Officer’s Certificate. At the Closing Buyer shall have received a certificate from the Shareholders dated the Closing Date signed by each of the Shareholders certifying to the fulfillment of the conditions set forth in the preceding clauses (a), insofar as it relates to the representations and warranties of the Company, (b) and (c).

(e) No Adverse Proceedings. There shall not be in effect any action, suit, or Legal Proceedings before any court or Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge that would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of Buyer to own the Shares or to operate the Business as presently conducted and as proposed to be conducted following the Closing (and no such injunction, judgment, order, decree, ruling, or charge is in effect).

(f) Consents. With respect to any approvals and consents of third parties required by the Shareholders to consummate the transactions contemplated hereby, the Shareholders shall have furnished to the Buyer, in form and substance reasonably satisfactory to the Buyer, (i) executed consents to the sale of the Shares to the Buyer from the applicable governmental authority, customer or other person under any Contract or Permit that purported to restrict, directly or indirectly, any sale or transfer of the Shares and (ii) executed waivers from the applicable governmental authority, customer or other person of any right to terminate or to restrict the rights or powers of the Company under any Permit upon any such sale or transfer.

(g) Escrow Agreement. The Escrow Agreementshall have been duly executed and delivered by each of the parties thereto.

(h) Employment Agreement. Hashim shall have executed and delivered to Buyer an employment agreement with the Buyer in form and substance satisfactory to Buyer.

(i) Consulting Agreement. Owsik shall have executed and delivered to Buyer a consulting agreement with the Buyer in form and substance satisfactory to Buyer.

(j) Certified Charter and Good Standing Certificates. A long-form certificate of good standing issued by the Secretary of State of Maryland, dated as of a date not more than five business days prior to the Closing Date, attesting to the organization and good standing of the Company and Capital Cardiac, a certified copy of the Certificate of Incorporation of the Company, and all amendments thereto, and a certified copy of the Articles of Organization of Capital Cardiac, and all amendments thereto.

(k) Buyer shall have determined that it is reasonable to anticipate that it will be able to complete within 70 days of the Closing date an audit of the Company’s financial statements for the year ending December 31, 2015,

(l) Lease. A lease with the owner of the premises occupied by the Company at 3789 Ivory Road, Glenelg, Maryland 21737 for a term commencing on the Closing Date and ending 90 days after the Closing Date in the form annexed hereto as Exhibit C (the “Lease”).

(m) Resignations of Directors, Managers and Officers. The resignations of the officers and directors of the Company from their positions with the Company and the resignations of the managers and officers of Capital Cardiac.

(n) Releases. Duly executed and delivered releases from the Shareholders, each officer and director of the Company, and each manager and officer of Capital Cardiac, in form and substance reasonably satisfactory to the Buyer, releasing the Company and Capital Cardiac from any liability or obligation owed by the Company, or Capital Cardiac, as the case may be, to such person as of the Closing Date, other than obligations arising under this Agreement and the Transaction Documents.

(o) No Injunctions or Restraints. No statute, rule, regulation, injunction, restraining order or decree of any court or Governmental Authority of competent jurisdiction shall be in effect which restrains or prevents the transactions contemplated hereby.

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(p) Corporate Proceedings and Documents. All corporate proceedings taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all material respects to Buyer shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

(q) The Company shall have entered into an agreement reasonably satisfactory to Buyer to enable the Company to maintain all Permits after the Closing.

Section 7.2 Conditions to Obligations of the Shareholders. The obligation of the Shareholders to sell the Shares and Interests to Buyer is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Shareholders

(a) Representations and Warranties. The representations and warranties of Buyer set forth in Article 5 of this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties speak as of an earlier date).

(b) Agreements. Buyer shall have performed and complied in all material respects with all of its undertakings, covenants, conditions and agreements required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

(c) Officer’s Certificate. At the Closing the Shareholders shall have received a certificate from Buyer dated the Closing Date signed by an authorized officer of Buyer certifying to the fulfillment of the conditions set forth in the preceding clauses (a) and (b).

(d) Employment Agreement. Buyer shall have executed and delivered to Hashim an employment agreement with the Hashim in form and substance satisfactory to Hashim.

(e) Consulting Agreement. Buyer shall have executed and delivered to Owsik a consulting agreement with the Owsik in form and substance satisfactory to Owsik.

(f) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by Buyer

(g) Corporate Proceedings and Documents. All corporate proceedings taken by Buyer in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all material respects to the Shareholders and the Shareholders shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

ARTICLE 8

AGREEMENTS REGARDING TAXES

Section 8.1. Tax Returns.

The Buyer will prepare or cause to be prepared any Tax Returns of the Company that are due or may be filed by the Company from and after the Closing Date, other than any income Tax Returns required to be filed for periods ending on or prior to the Closing Date, which will be prepared by the Shareholders (at their expense) and delivered in a timely manner to the Buyer. If the Shareholders fail to deliver to the Buyer any Tax Return contemplated by the first sentence of this Section, the Buyer will prepare such Tax Returns or cause them to be prepared at the expense of the Shareholders. In the case of Tax Returns prepared by the Buyer, the Buyer will provide the Shareholders with drafts of any such Tax Returns that include any period ending on or prior to the Closing Date no later than 30 days before their due date (with regard to extensions actually granted) and will permit the Shareholders to review, comment on and approve such draft Tax Returns. The Shareholders will not unreasonably withhold or delay their approval to any such draft Tax Returns. In the case of Tax Returns of the Company prepared by the Shareholders, the Shareholders will prepare such Tax Returns consistent with past practice and in accordance with applicable law, will provide to the Buyer drafts of any such Tax Returns that include any period ending on the Closing Date at least 30 days before the due date thereof, with regard to extensions actually granted, and will permit the Buyer to review, comment on and approve such draft Tax Returns. The Buyer will not unreasonably withhold or delay its approval to any such draft Tax Returns and, after such approval, will execute and file such Tax Returns. The Buyer will cooperate with the Shareholders with respect to any information or documentation reasonably required by the Shareholders in preparing such Tax Returns. For the avoidance of doubt, the Shareholders shall be responsible for payment of all taxes attributed to the activities of the Company up to the Closing Date.

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Section 8.2. Cooperation on Tax Matters.

The Buyer and the Shareholders shall cooperate fully, as and to the extent reasonably requested, in connection with the filing of Tax Returns pursuant to this Article and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon another party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer and the Shareholders shall, and shall cause the Company to, retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority.

ARTICLE 9

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

Section 9.1. Survival.

The representations and warranties set forth in this Agreement, in any Exhibit or Schedule hereto and in any certificate or instrument delivered in connection herewith shall survive for a period of eighteen (18) months after the Closing Date (the “Warranty Period”) and shall thereupon terminate and expire and shall be of no force or effect thereafter, except (i) with respect to any claim, written notice of which shall have been delivered to Buyer or the Shareholders, as the case may be, in accordance with Section 9.6 and prior to the end of the Warranty Period, such claim shall survive the termination of such Warranty Period for as long as such claim is unsettled, and (ii) with respect to any litigation which shall have been commenced to resolve such claim on or prior to such date. Notwithstanding the foregoing, solely with respect to the representations and warranties regarding Ownership of the Shares (Section 4.3), Taxes (Section 4.28), Environmental Matters (Section 4.25) and ERISA Matters (Section 4.24), the applicable Warranty Period shall be the applicable statute of limitations.

Section 9.2. Indemnification by the Shareholders.

Subject to the provisions of Section 9.5 below, each Shareholder hereby covenants and agrees with Buyer that such Shareholder shall indemnify Buyer and its shareholders, respective directors, officers, employees and Affiliates of Buyer, and each of their successors and assigns (individually, a “Buyer Indemnified Party”), and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities (including for Taxes), fines, penalties, damages and expenses (including interest, if any, imposed in connection therewith, court costs and reasonable fees and disbursements of counsel) (collectively, “Damages”) incurred by any of them resulting from any breach of any representation or warranty in this Agreement or the non-fulfillment in any material respect of any agreement, covenant or obligation by a Shareholder made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith).

Section 9.3. Indemnification by Buyer.

Buyer hereby covenants and agrees with the Shareholders that Buyer shall indemnify the Shareholders and their heirs and assigns (individually, a “Shareholder Indemnified Party”) and hold them harmless from, against and in respect of any and all Damages incurred by any of them resulting from any breach of any representation or warranty in this Agreement or the non-fulfillment in any material respect of any agreement, covenant or obligation by Buyer or Parent made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith).

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Section 9.4. Right to Defend.

If the facts giving rise to any such indemnification shall involve any actual claim or demand by any third party against a Buyer Indemnified Party or Shareholder Indemnified Party (referred to herein as an “Indemnified Party”), then the Indemnified Party will give prompt written notice of any such claim to the indemnifying party, which notice shall set forth in reasonable detail the nature, basis and amount of such claim (the “Notice of Third Party Claim”). It is a condition precedent to the applicable indemnifying party’s obligation to indemnify the applicable Indemnified Party for such claim that such Indemnified Party timely provide to such indemnifying party the applicable Notice of Third Party Claim, provided that the failure to provide such Notice of Third Party Claim shall relieve such indemnifying party of its or his obligation to indemnify for such claim only to the extent that such indemnifying party has been prejudiced by such Indemnified Party’s failure to give the Notice of Third Party Claim as required. The indemnifying party receiving such Notice of Third Party Claim may (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing) undertake the defense of such claims or actions at its expense with counsel chosen and paid by it by giving written notice (the “Election to Defend”) to the Indemnified Party within thirty (30) days after the date the Notice of Third Party Claim is deemed received; provided, however, that the indemnifying party receiving the Notice of Third Party Claim may not settle such claims or actions without the consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed, except if the sole relief provided is monetary damages to be borne solely by the indemnifying party; and, provided further, if the defendants in any action include both the indemnifying party and the Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the parties, the Indemnified Party shall cooperate in the defense of such claim and shall make available to the indemnifying party pertinent information under its control relating thereto, but the Indemnified Party shall have the right to retain its own counsel and to control its defense and shall be entitled to be reimbursed for all reasonable costs and expenses incurred in such separate defense. In no event will the provisions of this Article reduce or lessen the obligations of the parties under this Article, if prior to the expiration of the foregoing thirty (30) day notice period, the Indemnified Party furnishing the Notice of Third Party Claim responds to a third party claim if such action is reasonably required to minimize damages or avoid a forfeiture or penalty or because of any requirements imposed by law. If the indemnifying party receiving the Notice of Third Party Claim does not duly give the Election to Defend as provided above, then it will be deemed to have irrevocably waived its right to defend or settle such claims, but it will have the right, at its expense, to attend, but not otherwise to participate in, proceedings with such third parties; and if the indemnifying party does duly give the Election to Defend, then the Indemnified Party giving the Notice of Third Party Claim will have the right at its expense, to attend, but not otherwise to participate in, such proceedings. The parties to this Agreement will not be entitled to dispute the amount of any Damages (including reasonable attorney’s fees and expenses) related to such third party claim resolved as provided above.

Section 9.5 Limitation on Rights of Indemnification.

(a) No Buyer Indemnified Party shall have the right to indemnification under this Agreement unless and until the aggregate amount of any and all such indemnification claims made by the Buyer Indemnified Party under this Agreement exceeds $25,000 (the “Basket”). After the aggregate of all Damages suffered or incurred by the Buyer exceeds the Basket, Buyer shall be entitled to receive one and one-half ($1.50) dollars in respect of each one dollar of indemnified claims in excess of the Buyer until Buyer shall have received an amount equal to the sum of the reimbursed indemnified claims plus the Basket in respect of indemnified claims. If Buyer is entitled to any further payments in respect of indemnifications claims, such payments shall be made on a dollar for dollar basis subject to any limitations contained herein; subject, however, to the further limitations on indemnification set forth in Section 9.5(b) below. The Basket shall not apply to claims regarding Taxes (4.28), ERISA (4.24) and Ownership of the Shares (4.3), and claims arising out of fraud.

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(b) Except in the event of fraud, the remedies provided in Sections 9.2 and 9.3 hereof shall be the sole and exclusive remedies of the Buyer Indemnified Party and Shareholder Indemnified Party from and after the Closing in connection with any breach of representation or warranty or non-performance, partial or total, of any covenant or agreement contained in this Agreement.

Section 9.6. Subrogation.

If the Indemnified Party receives payment or other indemnification from the indemnifying party hereunder, the indemnifying party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled, to institute appropriate action against third parties for the recovery thereof, including under any insurance policies, and the Indemnified Party agrees to assist and cooperate in good faith with the indemnifying party and to take any action reasonably required by such indemnifying party, at the expense of such indemnifying party, in enforcing such rights.

If a Shareholder shall have paid a Buyer Indemnified Party for an indemnified claim arising out of Section 4.21 hereof or otherwise, and the Buyer Indemnified Party or the Company subsequently receives payment under insurance policies (existing prior to the Closing) covering such claim, the Buyer Indemnified Party shall repay to the Shareholder the amount of such prior payment made by the Shareholder; provided, however, such repayment shall not exceed the actual amount received by the Buyer Indemnified Party under such policy, less all reasonable fees (including attorneys’ fees) incurred by the Buyer Indemnified Party in pursuing and collecting under such policy.

ARTICLE 10

TERMINATION AND AMENDMENT

10.1 Termination. This Agreement may be terminated and at any time prior to the Closing:

(a) by mutual written consent of the Buyer, on the one hand, and the Shareholders on the other hand;

(b) by Buyer if any of the conditions set forth in Section 7.1 shall have become incapable of fulfillment, and shall not have been waived by Buyer, or if either of the Shareholders shall breach in any material respect any of its representations, warranties or obligations hereunder;

(c) by the Shareholders, if any of the conditions set forth in Section 7.2 shall have become incapable of fulfillment, and shall not have been waived by the Shareholders, or if Buyer shall breach in any material respect any of their representations, warranties or obligations hereunder;

(d) by either the Buyer or the Shareholders if the Closing shall not have been consummated on or before August 31, 2016, as to which date time shall be of the essence.

Notwithstanding the foregoing, a party shall not be permitted to terminate this Agreement pursuant to clause (b), (c) or (d) hereof if such party is in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

10.2 Effect of Termination. In the event of termination by the Buyer or the Shareholders pursuant to Section 10.1, written notice thereof shall promptly be given to the other parties and, except as otherwise provided herein, the transactions contemplated by this Agreement shall be terminated, without further action by any party. Notwithstanding the foregoing, nothing in Section 10.1 or 10.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of the Shareholders, on the one hand, and Buyer, on the other hand, to compel specific performance of the other party of its or their obligations under this Agreement.

10.3 Amendment. This Agreement may be amended, modified or supplemented only by written agreement of Buyer and the Shareholders at any time prior to the Closing with respect to any of the terms contained herein.

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ARTICLE 11

MISCELLANEOUS

Section 11.1. Waivers.

No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Any party hereto may, at or before the Closing, waive any conditions to its obligations hereunder which are not fulfilled.

Section 11.2. Binding Effect; Benefits.

This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, the Buyer Indemnified Party, the Shareholder Indemnified Party or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

Section 11.3. Assignment; Delegation.

No party to this Agreement may assign its rights or delegate its obligations hereunder without the prior written consent of all of the other parties.

Section 11.4. Notices.

All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or after dispatch by recognized overnight courier to the party to whom the same is so given or made:

If to the Buyer, to:

Event Cardio Group Inc.

7694 Colony Palm Drive

Boynton Beach, Florida 33436

Attn: John Bentivoglio, President and CEO

With a copy to:

Eaton & Van Winkle LLP

3 Park Avenue, 16th floor

New York, NY 10016

Attn: Vincent J. McGill, Esq.

or at such other address as the Buyer may have advised the other parties hereto in writing; and

23

If to the Shareholders, to:

Richard F. Owsik

c/o Levin & Gann, P.A.

502 Washington Avenue, Suite 800

Towson, Maryland 21204

Attn: Randolph C. Knepper, Esq.

Joseph K. Hashim

21 Fairview Ave. apt 224

Tuckahoe, NY 10707

With a copy to:

Levin & Gann, P.A.

502 Washington Avenue, Suite 800

Towson, Maryland 21204

Attn: Randolph C. Knepper, Esq.

or at such other address as the Shareholders may have advised the Buyer in writing; and

All such notices, requests and other communication shall be deemed to have been received on the date of delivery thereof or the refusal to accept delivery thereof.

Section 11.5. Entire Agreement.

This Agreement (including the Schedules and Exhibits hereto) and the other Transaction Documents constitute the entire agreement and supersede all prior agreements, statements, representations or promises, oral and written, among the parties hereto with respect to the subject matter hereof. No party hereto shall be bound by or charged with any written or oral arguments, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or in any Schedule or Exhibits hereto or any other Transaction Documents, or in certificates and instruments to be delivered pursuant hereto on or before the Closing.

Section 11.6. Governing Law.

This Agreement, and the rights and obligations of the parties hereto under this Agreement, shall be governed by, construed and enforced in accordance with the laws of the Maryland, without giving effect to the choice of law principles thereof. Any action arising out of the breach or threatened breach of this Agreement shall be commenced in the United States District Court for the Southern District of Maryland or the state courts of Maryland located in Baltimore County, and each of the parties hereby submits to the jurisdiction of such courts for the purpose of enforcing this Agreement.

Section 11.7. Severability.

If any term or provision of this Agreement shall to any extent be finally determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, provided that, as so enforced, each of the parties receives substantially all of the benefits contemplated hereby.

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Section 11.8. Amendments.

This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party or parties against whom enforcement of any such modification or amendment is sought.

Section 11.9. Transaction Taxes.

The Shareholders shall pay any and all taxes arising out of the transfer of the Shares to the Buyer and imposed upon the Shareholders regarding the sale of the Shares and transfer of ownership thereof to Buyer.

Section 11.10. Exhibits and Schedules.

The Exhibits and Schedules attached hereto or referred to herein are incorporated herein and made a part hereof. As used herein, the expression “this Agreement” includes such Exhibits and Schedules.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the first date written above.

EVENT CARDIO GROUP INC. (“BUYER”)

By: /s/ John Bentivoglio

John Bentivoglio, President and CEO

THE SHAREHOLDERS:

/s/ Richard F. Owsik

Richard F. Owsik

/s/ Joseph K. Hashim

Joseph K. Hashim

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EXHIBIT A

PROMISSORY NOTE

$ [ ], 2016

New York, New York

For good and valuable consideration, the receipt of which is hereby acknowledged, Event Cardio Group Inc., a Nevada corporation (the “Company”), promises to pay to the order of __________ or his assigns (collectively, the “Holder”), the principal sum of _________ Hundred Thousand Dollars ($______.00) on July __, 2017 or, if earlier, (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amount is declared due and payable by the Holder or made automatically due and payable in accordance with the terms hereof (the “Maturity Date”).

This Note may be prepaid in whole or in part at any time.

This Note is issued pursuant to that certain Stock Purchase Agreement, dated as of June__ 2016 (the “Stock Purchase Agreement”), entered into between the Company and the Holder.

The following is a statement of rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Events of Default. If any of the events specified in this Section shall occur (herein individually referred to as an “Event of Default”), the Holder may, so long as such condition exists, in addition to any other right, power or remedy granted to the Holder under this Note, the Stock Purchase Agreement, or applicable law, either by suit in equity or by action at law, or both, declare the entire principal amount and all other amounts immediately due and payable, without presentment, demand or notice of any kind, all of which are expressly waived, provided, however, that upon the occurrence of any Event of Default described in Section 1(c) or 1(d) hereof, the entire principal amount and all other amounts shall automatically become due and payable:

(a) Payment of the principal of this Note shall be delinquent for a period of five days or more after the due date thereof;

(b) If the Company shall fail to observe any covenant or other provision contained in this Note (other than with respect to payment), the Stock Purchase Agreement and such failure of observance shall be continuing for 10 days after the Holder has given written notice thereof;

(c) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(d) If, within 45 days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if there is appointed without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

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2. Miscellaneous.

(a) Waiver and Amendment. The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of any other provision or any subsequent breach of the same provision. This Note and its terms may be changed, waived or amended only by the written consent of the Company and the Holder.

(b) Governing Law. This Note shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions. Any legal suit, action or proceeding arising out of or based upon this Note shall be instituted in the United States District Court for the Southern District of New York or the state courts of New York located in New York County. The aforementioned choice of venue is intended to be mandatory and not permissive in nature, thereby precluding the possibility of litigation arising out of this Note in any jurisdiction other than that specified in this Section. The Holder and the Company each waive, to the fullest extent permitted by applicable law, any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section, and stipulates that the United States District Court for the Southern District of New York and the state courts of New York located in New York County, shall have in personam jurisdiction and venue over them for the purpose of litigation any dispute, controversy or proceeding arising out of or related to this Note.

(c) Waiver of Presentment, Demand, Etc. To the fullest extent permitted by applicable law, the Company expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity of the obligations under this Note, diligence in collection, and the benefit of any exemption or insolvency laws.

(d) Notices. All notices, requests, demands or other communications which are required to be or may be given or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or after dispatch by a recognized overnight courier to the appropriate party to whom the same is so given or made:

To Holder at:

c/o Levin & Gann, P.A.

502 Washington Avenue, Suite 800

Towson, Maryland 21204

Attn: Randolph C. Knepper, Esq.

To the Company at: Event Cardio Group Inc.

7694 Colony Palm Drive

Boynton Beach, Florida 33436

Attn: John Bentivoglio, President and CEO

with a copy to:

Eaton & Van Winkle LLP

3 Park Avenue, 16th floor

New York, NY 10016

Attn: Vincent J. McGill, Esq.

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or to such other address as a party has designated by notice in writing to the other party in the manner provided by this Section. All such notices, requests, demands or other communications shall be deemed to have been received on the date of delivery thereof (if delivered by hand) and on the next day after sending thereof (if by overnight courier).

(e) Costs of Collection. The Company shall reimburse Holder for reasonable attorneys’ fees and expenses incurred in connection with enforcing any provisions of this Note and/or collecting any amounts due under this Note.

(f) Right of Set-Off. Company shall have the no to set-off for claims against Holder arising out the Stock Purchase Agreement.

(g) Successors and Assigns. All of the terms and provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns.

(h) Severability. In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal, or unenforceable.

(i) Headings. The section headings contained in this Note are intended solely for convenience of reference and do not themselves constitute a part of this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and issued as of the date first written above.

EVENT CARDIO GROUP INC.

By:_____________________
John Bentivoglio

President and CEO

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SCHEDULE 4.1

ORGANIZATION, GOOD STANDING, POWER

[The Company is not authorized or licensed to conduct business as a foreign corporation in any jurisdictions.]

29

SCHEDULE 4.3

SHARES

 The Shareholders hold the following Shares:

Richard F. Owsik

Joseph K. Hashim

30

SCHEDULE 4.7

EFFECT OF AGREEMENT

31

SCHEDULE 4.8

GOVERNMENTAL AND OTHER CONSENTS

[Independent Diagnostic Testing Facility]

32

SCHEDULE 4.10

UNDISCLOSED LIABILITIES

33

SCHEDULE 4.11

ABSENCE OF CERTAIN CHANGES OR EVENTS

34

SCHEDULE 4.12

TITLE TO ASSETS; ABSENCE OF LIENS AND ENCUMBRANCES

35

SCHEDULE 4.13

EQUIPMENT

SCHEDULE 4.14

INSURANCE

36

SCHEDULE 4.15

AGREEMENTS; ARRANGEMENTS

37

SCHEDULE 4.16

PATENTS, TRADEMARKS, COPYRIGHTS

38

SCHEDULE 4.17

PERMITS

39

SCHEDULE 4.19

LITIGATION

40

SCHEDULE 4.20

CUSTOMERS, SUPPLIERS, DISTRIBUTORS AND AGENTS

41

SCHEDULE 4.21(b)

EMPLOYEE BENEFIT PLANS

SCHEDULE 4.21(c)

COMPANY QUALIFIED PLANS

42

SCHEDULE 4.24(c)

RETIRED EMPLOYEES AND DIRECTORS

43

SCHEDULE 4.25

ENVIRONMENTAL MATTERS

44

SCHEDULE 4.28

INVENTORY

45

SCHEDULE 4.32

INSIDER INTERESTS

46

SCHEDULE 5.6

ABSENCE OF CHANGES

47

SCHEDULE 5.7

CONSENTS

48